Exhibit 99.1

Catalyst Biosciences Announces Appointment of Jeanne Jew to its Board of Directors

Seasoned Biopharmaceutical Executive Adds Substantial Corporate Development Expertise

SOUTH SAN FRANCISCO, Calif. – September 8, 2021 – Catalyst Biosciences, Inc. (NASDAQ: CBIO) today announced the appointment of Jeanne Jew to its Board of Directors.

“We are delighted to welcome Jeanne to our Board of Directors. Jeanne’s deep corporate development expertise will be a tremendous asset as we advance our Protease Medicines pipeline” said Nassim Usman, Ph.D., president and chief executive officer of Catalyst.

Ms. Jew commented, “I look forward to supporting the company’s continued growth and working with the team on its strategic planning and business development initiatives. Catalyst’s compelling and innovative portfolio of protease medicines address areas of significant unmet medical need for patients.”

Ms. Jew brings more than 25 years of corporate development experience to her role. She has served as the Chief Business Officer of ALX Oncology Holdings, Inc., since August 2020. Ms. Jew also currently serves as a QB3 Executive Mentor to early-stage life science companies. Prior to joining ALX, she served for over a decade as Senior Vice President, Business Development of Paratek Pharmaceuticals, and as Senior Vice President, Business Development for KaloBios Pharmaceuticals where she led corporate development, strategy, and market planning. Ms. Jew was previously Vice President, Corporate and Commercial Development at Onyx Pharmaceuticals and was responsible for executing the company’s co-promotion collaboration. Earlier in her career, Ms. Jew also held business development positions at Coulter Pharmaceutical, Scios, Inc. and Genentech, Inc. Ms. Jew holds a B.A.in Psychology from Wesleyan University and an M.B.A. from Cornell University.

About Catalyst Biosciences, the Protease Medicines company

Catalyst is a research and clinical development biopharmaceutical company focused on addressing unmet medical needs in rare disorders of the complement and coagulation systems. Our protease engineering platform has generated two late-stage clinical programs, including MarzAA, a subcutaneously (SQ) administered next-generation engineered coagulation Factor VIIa (FVIIa) for the treatment of episodic bleeding in subjects with rare bleeding disorders. Our complement pipeline includes a preclinical C3-degrader program licensed to Biogen for dry age-related macular degeneration, an improved complement factor I protease for SQ replacement therapy in patients with CFI deficiency and proteases from our ProTUNE™ C3b-C4b degrader and ImmunoTUNE™ C3a-C5a degrader platforms designed to target specific disorders of the complement or inflammatory pathways as well as other complement programs in development.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements include, without limitation, statements about the product candidates of Catalyst Biosciences, Inc. (the “Company”) and the benefits of its protease engineering platform. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially, including, but not limited to, the risk that clinical trials and pre-clinical studies may be delayed as a result of COVID-19, competitive products and other factors, that clinical trials may not have satisfactory outcomes, that the Company’s complement degraders are not yet in human clinical trials and will require additional manufacturing validation and pre-clinical testing before entering human clinical trials, that the Company may need to raise additional capital, and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2021, the Quarterly Report on Form 10-Q filed with the SEC on August 5, 2021, and in other filings filed from time to time with the SEC. The Company does not assume any obligation to update any forward-looking statements, except as required by law.

Contact:

Ana Kapor

Catalyst Biosciences, Inc.

investors@catbio.com